                                                                         EX-10.1



                        SETTLEMENT AND RELEASE AGREEMENT


             This Settlement and Release Agreement (this "Agreement") is hereby entered into by and among Thomas Wah Tong Wan, an individual (the "Executive"), SRS Labs, Inc., a Delaware corporation (the "Company"), and ValenceTech Limited, a Bermuda company ("Valence") and the successor company to Valence Technology Inc., a British Virgin Islands company. For purposes of this Agreement, unless otherwise specified, the defined term "Valence" shall include ValenceTech Limited and its predecessor, Valence Technology, Inc.

                                    RECITALS

             WHEREAS, the Executive has been employed by the Company and Valence pursuant to an Employment Agreement by and among the Company, Valence Technology, Inc. and the Executive dated as of March 2, 1998 (the "Employment Agreement"), serving as Vice President of the Company and President and Chief Executive Officer of Valence;

             WHEREAS, on June 9, 2000, the Company, ValenceTech Limited and the Executive entered into a Supplemental Agreement which amended certain provisions of the Employment Agreement (the "Supplemental Agreement");

             WHEREAS, the Executive also serves as a Director of the Company, Valence and certain of the Company's other direct and indirect subsidiaries; and

             WHEREAS, the Executive, the Company and Valence have determined that it is in their mutual best interests that the Executive resign from his positions as Vice President of the Company and President and Chief Executive Officer of Valence, and all other positions (including, but not limited to, directorships) that he holds with the Company and/or any of its direct or indirect subsidiaries, without having to give the required 60 day notice under the Employment Agreement.


                                    AGREEMENT

             NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree to terminate their employment relationship on the following basis:

             1. Unconditional Resignation. The Executive hereby voluntarily, unconditionally and irrevocably resigns, pursuant to Sections 4.4 and 6 of the Employment Agreement, as an employee, an officer, a director (including a member of any committees of the Board of Directors) of the Company, Valence, and any other direct or indirect subsidiary or related entity of the Company or Valence, effective as of July 27, 2000 (California time) (the "Resignation Date"). The Executive represents that he is resigning voluntarily and is signing this Agreement voluntarily and with full understanding of and agreement with its terms, for the purpose of receiving additional pay and benefits from Valence beyond that provided by the normal policies of the Company or Valence. The Company and Valence each accept such resignation and the Executive is relieved of all duties effective immediately. Concurrently with the execution of this Agreement, the Executive shall execute a separate letter of resignation in a form acceptable to the Company. In connection with such resignation, the Company and Valence each hereby waives the Executive's compliance with the notice provision of Section 4.4 of the Employment Agreement.

             2. Compensation, Vacation Pay and Other Benefits Through the Resignation Date. Valence shall pay to the Executive on or before Tuesday, August 1, 2000 (Hong Kong) (a) the current portion of his salary earned by him and (b) any accrued and unused vacation pay earned by him (H.K.$495,524.66, representing 66 days), in each case, through the Resignation Date. Provided that the Executive submits an expense report to Valence for business expenses incurred in July 2000 which conforms to Valence's normal reimbursement policy and such expenses are covered by such reimbursement policy, Valence agrees to reimburse the Executive for his documented business expenses within 72 hours after Valence has received complete expense documentation. The Executive acknowledges and agrees that the payment of the foregoing salary, vacation pay and expenses constitutes full payment of any and all monies that he earned or, with respect to the expenses, was entitled to reimbursement for, during his employment by the Company or Valence or any of their respective subsidiaries or related entities through the Resignation Date.

             3. Company Property. The Executive shall return to the Company and to Valence, as applicable, on the Resignation Date, all files, records, credit cards, keys, equipment and any other property or documents of the Company or Valence maintained by him for the Company's or Valence's use or benefit. The parties have agreed on a list of personal property owned by the Executive that he shall be entitled to remove from the Company's or Valence's premises, as the case may be; that list shall be initialed by the parties and become a part of this Agreement.

             4. COBRA Benefits. Nothing in this Agreement is intended to alter the terms of COBRA in any way and those terms shall remain applicable in all respects.



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

             5. Continuation of Benefits After the Resignation Date. Except as expressly provided in this Agreement or in the plan documents governing the Company's or Valence's employee benefit plans, as of the Resignation Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company or Valence or any of their respective subsidiaries or related entities, including, without limitation, medical, dental and life insurance benefits, and the Company's 401(k) retirement plan.

             6. Termination Benefits After the Resignation Date. Notwithstanding his voluntary resignation, Valence shall provide, and with respect to options granted under the SRS Labs Option Plan and the SRSWOWcast Option Plan (as such Plans are hereinafter defined), the Company shall provide, as termination benefits, the following benefits to the Executive:

                    (a) Cash Payment. On or before Tuesday, August 1, 2000 (Hong
Kong), Valence shall pay to the Executive or, if the Executive so directs, to the Executive's wholly-owned corporation, Thomrose Holdings (BVI) Limited ("Thomrose"), a cash payment of U.S.$500,000;

                    (b) Continuation Period.

                         (i) For the period from the Resignation Date through
December 31, 2001 (the "Continuation Period"), the Executive will provide advisory services from time to time to the Chairman of the Board and the Chief Executive Officer of the Company and Valence, as reasonably requested by such individual(s) at a mutually acceptable time and place. The Company anticipates that such advisory services will be limited to transitional or management continuity matters and market trends in the Company's primary market segments. During the Continuation Period, (aa) Valence shall pay to the Executive or, if the Executive so directs, to Thomrose U.S.$10,000 per month (payable pursuant to the normal pay practices of Valence), less legally required deductions and less the long-term service payment, if any, referenced in the Employment Ordinance, Cap. 57, Laws of Hong Kong; (bb) outstanding options relating to the Company's common stock granted pursuant to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended (the "SRS Labs Option Plan"), and SRSWOWcast.com, Inc's common stock granted pursuant to the SRSWOWcast.com, Inc. 2000 Supplemental Long-Term Incentive Plan (the "SRSWOWcast Option Plan") shall continue to vest according to the schedules set forth in the respective stock option agreements and for purposes of such applicable stock option plans and stock option agreements only, the Executive shall not be deemed to have terminated his employment under any such plan or agreement until 5:00 p.m. (California time) on December 31, 2001 and (cc) Valence shall provide the health, life and disability insurance benefits which the Executive was receiving immediately prior to the Resignation Date.



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                    (ii) On December 31, 2001 (California time), the date of
exercisability of each outstanding option to purchase shares of the Company's common stock or SRSWOWcast.com, Inc.'s common stock not yet vested shall be immediately accelerated to such date. The Executive shall than have until December 31, 2002 (California time) to exercise all vested options.

                    (iii) Notwithstanding the provisions of Sections 6(b)(i) and Sections 6(b)(ii) hereof, if the Executive accepts employment from any person during the Continuation Period, the cash payments set forth in Section 6(b)(i) will immediately terminate on the date on which such new employment commences (the "New Employment Date"), the Executive or, if the Executive so directs, Thomrose shall receive a lump sum severance payment equal to 80% of the balance of the aggregate payments payable under Section 6(b)(i) hereof and the New Employment Date shall be deemed the termination date for all of the above-referenced stock option plans and agreements and the Executive shall have one year from the New Employment Date to exercise all such options vested on or prior to the New Employment Date.

             The payments and benefits set forth in this Section 6 are, from and after the Resignation Date, the Executive's only right to compensation from the Company, Valence or any of their direct or indirect subsidiaries, divisions or related entities (collectively referred to herein as the "Company and its Related Entities").

             7. Status of Related Agreements.

                    (a) Noncompetition Agreement. The Company, Valence and the Executive hereby acknowledge and agree that the Noncompetition Agreement dated as of March 2, 1998 by and among the Company, Valence, the Executive and Thomrose Holdings (BVI) Limited shall remain in full force and effect (the "Noncompetition Agreement"). The Company, Valence and the Executive hereby acknowledge that the term of the Noncompetition Agreement shall extend through December 31, 2001.

                    (b) Employment Agreement and Confidentiality Agreement. Although the Employment Agreement was terminated by the Executive on the Resignation Date, the Executive acknowledges that the duties and obligations set forth in Sections 8, 9 and 11 of the Employment Agreement, together with the related Confidentiality Agreement, extend beyond the Resignation Date.

                    (c) The Company and the Executive hereby acknowledge that the Indemnification Agreement dated as of March 2, 1998 by and between the Company and the Executive (the "Indemnification Agreement") shall remain in full force and effect.



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             8. General Release by the Executive. The Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Affiliates") hereby fully and without limitation releases and forever discharges the Company and its Related Entities and its and their agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hire, employment, relocation, remuneration, investigation, or termination of the Executive by any of the Releasees, the Executive's tenure as a Director of any of the Releasees, any agreement or compensation arrangement between the Executive and any of the Releasees (including, but not limited to, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of the Company or the other Releasees to the maximum extent permitted by law.

             The Executive specifically and expressly releases any Claims arising out of or based on the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code, Delaware Law or Hong Kong Law relating to employment or labor matters; California, Delaware or Hong Kong common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, any breach of contract or covenant claim, any tort claim, any violation of public policy or wrongful termination; state or Federal wage and hour laws; or any other state or Federal or foreign law, rule, or regulation dealing with the employment relationship.

             The Executive is aware of California Civil Code Section 1542, which provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.



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With full awareness and understanding of the above provision, the Executive hereby waives any rights he may have under Section 1542. Notwithstanding anything to the contrary, it is the intention of the parties that this Release not negate the provisions of the Indemnification Agreement.

             9. Breach of Release. The Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released by the Executive hereunder, or in any manner asserts against any of the Releasees any of the claims released hereunder, the Executive shall pay to such Releasee(s), as the case may be, in addition to any other damages caused to such Releasee(s), as the case may be, all attorneys' fees incurred in defending or otherwise responding to said suit or claim.

             10. Confidentiality of Agreement. The Executive acknowledges that this Agreement and certain related agreements may have to be disclosed in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as may be required by law, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or facts relating to this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity, except for disclosures made between the Executive, his attorney, spouse, children or tax advisors. The Executive further agrees that under no circumstances will he induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Releasees.

             11. Proprietary Information. The Executive acknowledges that certain information, observations, and data obtained by him during the course of or related to his employment with the Company and Valence (including without limitation certain financial information, shareholder information, product design information, business plans, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute trade secrets of the Company and its Related Entities. The Executive agrees to promptly return all files, customer lists, financial information and other property of the Company and/or its Related Entities that are in the Executive's possession or control without making copies thereof. The Executive further agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors. Further, the Executive acknowledges that any unauthorized use of trade secrets will cause irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will immediately notify the



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Company's Chief Financial Officer and will fully cooperate with the Company in minimizing the disclosure thereof.

             12. Unfair Competition. In addition to the provisions under the Noncompetition Agreement:

                    (a) The Executive agrees not to (whether as an employee, director, owner, stockholder, consultant, limited or general partner, or otherwise), for himself or for any other person or entity, engage in any unfair competition with the Company and its Related Entities.

                    (b) The Executive also covenants and agrees not to intentionally interfere with, disrupt, or attempt to disrupt, the relationship, contractual or otherwise, between the Company, any of its Related Entities and any of its/their customers, employees or suppliers as of the Resignation Date. Notwithstanding anything to the contrary, with respect to this subparagraph (b) of this Section 12, during the term of the Noncompetition Agreement, nothing herein shall be construed or interpreted to be less inclusive than the terms of the Noncompetition Agreement.

                    (c) The Executive acknowledges that any unfair competition or misuse of trade secret or proprietary information belonging to the Company and its Related Entities or any violation of Sections 10 through 12 of this Agreement, will result in irreparable harm to the Company and/or its Related Entities and will give rise to an immediate action by the Company and its Related Entitles for injunctive relief.

             13. Cooperation Clause.

                    (a) The Executive agrees to cooperate with the Company and its Related Entities and their respective counsel (i) in any investigations (including internal investigations) and audits of the Company's or any of its Related Entities' management's current and past conduct and business and accounting practices and (ii) in the Company's and/or any of its Related Entities' defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and/or any of its Related Entities. The Company, Valence and the Executive hereby acknowledge that matters relating to the management or governance of, the operations of, legal positions taken by, or the financial status of, the Company and/or its Related Entities shall constitute "Proprietary Information," as such term is defined under the Confidentiality Agreement. The Executive shall direct inquiries from third parties on these issues to the Company. The Executive acknowledges that any violation of this Section 13 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief.



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                    (b) The Executive will not seek or accept employment by the
Company or its Related Entities at any time and if he does so, his application need not be considered.

             14. Non-disparagement; Employment Reference. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements or opinions about the Company and/or its Related Entities, its/their respective management, products and services to any third party for a period of three (3) years after the Resignation Date. The Company agrees that for a period of three
(3) years after the Resignation Date its executive officers and directors shall not disparage or otherwise publish or communicate derogatory statements or opinions about the Executive. If any prospective employers contact the Human Resources Director of the Company or Valence concerning the Executive, they will be told that the Executive was employed by Valence and held other positions with the Company and its Related Entities from March 2, 1998 until he voluntarily resigned as of the Resignation Date. It shall not be a breach of this Section 14 for the Executive, the Company or Valence to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings.

             15. Remedies for Breach. Notwithstanding anything to the contrary herein, if the Company reasonably determines that the Executive has committed a material breach of his obligations under this Agreement or under any of the Related Agreements set forth in Section 7 hereof, in addition to whatever other rights the Company and/or its Related Entities may have, the Executive shall forfeit his right to receive any stock options granted pursuant to the SRS Labs Option Plan or the SRSWOWcast Option Plan but not vested on the date of such determination and the Executive shall have three (3) months from such determination date to exercise any vested stock options granted pursuant to the above-referenced plans.

             16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

             17. Venue. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth herein shall be effective service of process for any action, suit or proceeding brought against the parties in any



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such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, County of Orange and/or the United States District Court for the Central District of California (Southern Division), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum. In addition, the Company, Valence and the Executive each waive trial by jury, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

             18. Attorneys' Fees. With the exception of Section 9, in the event of any controversy, claim, or dispute between the parties arising out of or relating to this Agreement, or the enforcement of the provisions hereof, the prevailing party shall be entitled to its costs, expenses and reasonable attorney's fees incurred in connection with any such controversy, claim, or dispute, in addition to whatever other relief, if any, is granted to the prevailing party.

             19. Non-Admission of Liability. The Executive, the Company and Valence each understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any liability whatsoever by either party.

             20. Withholding Taxes; Tax Reporting. The Company and/or Valence may, if required in its reasonable judgment, withhold from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information returns or other reports with respect to the tax consequences attendant to any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.

             21. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

             22. Entire Agreement. This Agreement represents the sole and entire agreement between the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions between the Executive, the Company and Valence with respect to the subject matters contained herein.



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             23. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

             24. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

             25. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

             26. Assignment. This Agreement inures to the benefit of and is binding upon the Company, Valence and their successors and assigns, but the Executive's rights under this Agreement are not assignable.

             27. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered; (ii) if sent by telecopy, facsimile; or
(iii) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

                      If to the Executive:

                             142 Pinaceae Drive
                             Palm Springs
                             Yuen Long
                             Hong Kong

                      with a copy to:

                             Milbank, Tweed, Hadley & McCloy LLP
                             3007 Alexandra House
                             16 Charter Road
                             Hong Kong
                             Attn:   Brett W. King, Esq.
                             Fax:    (852) 2840-0791



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                      If to the Company or Valence:

                             SRS Labs, Inc.
                             2909 Daimler Street
                             Santa Ana, California 92705
                             Attn:   Mr. John AuYeung, Executive Vice President
                                     and Chief Operating Officer
                             Fax:    (949) 852-1099

                      with a copy to:

                             Paul, Hastings, Janofsky and Walker, LLP
                             695 Town Center Drive, 17th Floor
                             Costa Mesa, California 92626
                             Attn: John F. Della Grotta, Esq.
                             Fax: (714) 979-1921

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the date of delivery, if given by Federal Express or other similar overnight service or on the fifth day after being sent by first class, certified or registered mail; or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

             28. Miscellaneous Provisions.

                    (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

                    (b) The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.



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                    (c) Each provision of this Agreement to be performed by a
party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

                    (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, has been relied on by him or it in entering into this Agreement.

                    (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Each party accepts and assumes this risk and agrees that this Agreement and the release in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

                    (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Santa Ana, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

                    (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

             THE EXECUTIVE, THE COMPANY AND VALENCE EACH ACKNOWLEDGE THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. THE EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND FURTHER ACKNOWLEDGES THAT HE HAS CONSULTED WITH AN ATTORNEY AND/OR OTHER PERSONS TO THE FULL EXTENT HE WANTED TO BEFORE SIGNING THIS AGREEMENT.

                          [Signature on Following Page]



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             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.


                                       SRS LABS, INC.,
                                       a Delaware  corporation


Dated: July 27, 2000                   By:   /S/ THOMAS C.K. YUEN
                                          -----------------------------------
                                          Thomas C.K. Yuen
                                          Chairman of the Board and Chief
                                          Executive Officer

                                       VALENCETECH LIMITED,
                                       a B ermuda company

Dated: July 27, 2000                   By:   /S/ THOMAS C.K. YUEN
                                          -----------------------------------
                                          Thomas C.K. Yuen
                                          Chairman of the Board

                                       EXECUTIVE


Dated: July 27, 2000                   By:   /S/ THOMAS WAH TONG WAN
                                          -----------------------------------
                                          Thomas Wah Tong Wan


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